FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                   Daniel Briggs
                                  Vice President, Finance and Investor Relations
                                                                  (212) 907-6134

                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

                 BISYS(R) REPORTS FISCAL FIRST QUARTER RESULTS
             - Revenue Increases Thirteen Percent to $268 Million -

NEW YORK, N.Y. (October 26, 2004) - BISYS, a leading provider of outsourcing solutions for the financial services sector, today reported the results of its fiscal first quarter ended September 30, 2004.

For the fiscal first quarter, BISYS reported net income of $21.7 million or $0.18 per diluted share, as compared to net income of $5.8 million or $0.05 per diluted share for the same period in fiscal 2004. Results for the fiscal first quarter of 2005 include investment gains of $0.02 per diluted share or $2.6 million net of tax. Results for the fiscal first quarter of 2004 include restructuring, impairment, and other charges of $0.11 per diluted share or $13.1 million, primarily related to the integration, consolidation, and reorganization of certain business operations, particularly in the Company's European Fund Services division and the Insurance Services group.

Excluding investment gains and restructuring, impairment, and other charges, pro forma net income was $19.4 million or $0.16 per diluted share for the fiscal 2005 first quarter, as compared to $19.0 million or $0.16 per diluted share for the comparable fiscal 2004 quarter.

Revenue for the fiscal first quarter 2005 increased to $268 million, up thirteen percent from $236 million in the same period last year.

                                     -more-
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According to Russ Fradin, BISYS' president and CEO, "During our first fiscal quarter, we generated strong internal revenue growth of ten percent compared to the year ago period, and solid cash flow. Our largest business group, Investment Services, experienced strong revenue growth as we added significant new clients to our processing platforms. Our Insurance Services group generated positive internal revenue growth for the first time in over a year, reflecting stabilizing revenues in our Life Insurance Services division. We are continuing to take the actions necessary to position the division for improved performance. Our Information Services group performed well during the quarter, but was impacted, as expected, by the loss of a large client last year. For the company in total, we believe that our strong revenue growth and solid cash flows continue to demonstrate the fundamental strength of our business."

The Company has included the above pro forma information concerning investment gains, restructuring, impairment, and other charges to assist investors in analyzing BISYS' results of operations. The Company has elected to provide this information to enable investors to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core, ongoing operations.

ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG) provides outsourcing solutions that enable investment firms, insurance companies, and banks to more efficiently serve their customers, grow their businesses, and respond to evolving regulatory requirements. Its INVESTMENT SERVICES group provides administration and distribution services for mutual funds, hedge funds, private equity funds, retirement plans and other investment products. Through its INSURANCE SERVICES group, BISYS is the nation's largest independent wholesale distributor of life insurance and a leading independent wholesale distributor of commercial property/casualty insurance, long-term care, disability, and annuity products. BISYS' INFORMATION SERVICES group provides industry-leading information processing, imaging, and asset retention solutions to banks, insurance companies and corporate clients. Headquartered in New York, BISYS generates more than $1 billion in annual revenues worldwide. Additional information is available at www.bisys.com.

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                                Tables to follow
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                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                                            THREE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                        ---------------------------
Statement of Operations Data:                                                             2004              2003
                                                                                        --------          ---------
Revenues                                                                                $268,129          $236,434
                                                                                        --------          --------
Operating cost and expenses:
  Service and operating                                                                  174,339           149,919
  Selling, general and administrative                                                     51,480            46,129
  Amortization of intangible assets                                                        7,150             5,806
  Restructuring, impairment and other charges                                                488            12,624
                                                                                        --------          --------
Total expenses                                                                           233,457           214,478
                                                                                        --------          --------

Operating earnings                                                                        34,672            21,956

Interest income                                                                              480               325
Interest expense                                                                          (4,851)           (4,664)
Investment gains                                                                           4,193                 -
                                                                                        --------          --------
Income before income taxes                                                                34,494            17,617

Income taxes                                                                              12,763            11,774
                                                                                        --------          --------
Net income                                                                              $ 21,731          $  5,843
                                                                                        ========          ========


Basic earnings per share                                                                $   0.18          $   0.05

Diluted earnings per share                                                              $   0.18          $   0.05

Weighted average shares outstanding                                                      120,000           119,805

Weighted average equivalent shares outstanding                                           120,575           121,467

                                                                                            THREE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                        --------------------------
Pro forma:                                                                                2004              2003
                                                                                        --------          --------
Reported net income                                                                     $21,731           $ 5,843
Subtract: Investment gains, net of tax                                                   (2,642)                -
Add: Restructuring, impairment and other charges, net of tax                                307            13,133
Pro forma net income                                                                    $19,397           $18,976

Diluted earnings per share:
Reported net income                                                                     $  0.18           $  0.05
Subtract: Investment gains, net of tax                                                   (0.02)                 -
Add: Restructuring, impairment and other charges, net of tax                               0.00              0.11
Pro forma net income                                                                    $  0.16           $  0.16

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)


                                                                                                 THREE MONTHS ENDED
                                                                                                    SEPTEMBER 30,
                                                                                              --------------------------
Business Segment Data:                                                                          2004              2003
                                                                                              --------         ---------

Revenues:
  Investment Services                                                                         $149,435         $ 128,171
  Insurance Services                                                                            66,636            56,178
  Information Services                                                                          52,058            52,085
                                                                                              --------         ---------
    Total                                                                                     $268,129         $ 236,434
                                                                                              ========         =========

Operating earnings (loss)*:
  Investment Services                                                                         $ 18,268         $  16,413
  Insurance Services                                                                            11,991            10,460
  Information Services                                                                          11,574            12,887
  Corporate                                                                                     (6,673)           (5,180)
                                                                                              --------         ---------
    Total                                                                                     $ 35,160         $  34,580
                                                                                              ========         =========


* Excludes the impact of restructuring, impairment and other charges.

                                                                                                     SEPTEMBER 30,       JUNE 30,
Balance Sheet Data:                                                                                      2004              2004
                                                                                                     -------------     ------------
Cash and cash equivalents                                                                            $    95,509       $   139,872
Restricted cash                                                                                           56,986            67,125
Accounts receivable, net                                                                                 101,506            96,385
Insurance premiums and commissions receivable, net                                                        84,393            87,154
Total assets                                                                                           1,540,022         1,612,240
Insurance premiums and commissions payable                                                               111,158           126,173
Short-term borrowings                                                                                      7,000            66,000
Long-term debt, including current maturities                                                             400,000           400,000
Stockholders' equity                                                                                     803,172           784,982

Other Financial Data:                                                                                     THREE MONTHS ENDED
                                                                                                             SEPTEMBER 30,
                                                                                                      --------------------------
                                                                                                        2004              2003
                                                                                                      --------          --------
Capital expenditures                                                                                  $  8,201          $  9,487
Net cash provided by operating activities                                                             $ 19,349          $ 26,432
Effective tax rate, excluding impact of restructuring,
  impairment and other charges                                                                           37.00%            37.25%